UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report  (Date of earliest event reported): May 5, 2011

LUFKIN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-02612	75-0404410
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification No.)

601 SOUTH RAGUET, LUFKIN, TEXAS		75904
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (936) 634-2211

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The Board of Directors of Lufkin Industries, Inc. appointed Alejandro “Alex” Cestero, 36, to the position of Vice President and General Counsel, effective May 9, 2011. Mr. Cestero most recently served as Senior Vice President, General Counsel, Chief Compliance Officer and Secretary for Seahawk Drilling, Inc. In addition to his professional background as General Counsel, Mr. Cestero has extensive international finance and operations experience with the oil and gas industry that will be needed for this assignment. Mr. Cestero will report to John F. “Jay” Glick, Lufkin’s CEO and President.

A copy of the press release announcing this management change is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Lufkin Industries, Inc. (the “Company”) entered into a severance agreement, pursuant to which he is entitled certain pay and benefits under certain change-in-control conditions, with Alejandro “Alex” Cestero, Vice President and General Counsel. The cash components of any change- in-control benefits are paid lump-sum and are based upon a multiple of base salary and maximum bonus. In the event of a change in control, the Company will also continue health and other insurance benefits for between two and three years (corresponding to termination benefits) and immediately vest all equity compensation. In addition, the terminated employee would be entitled to receive any benefits that he otherwise would have been entitled to receive under our 401(k) plan, pension plan and supplemental retirement plan, although those benefits are not increased or accelerated. Because certain benefits may be subject to the so-called “parachute” tax imposed by the Internal Revenue Code Section 280G, the Company has agreed to reimburse any taxes imposed as a result of change in control benefits. All change in control benefits are “single trigger,” meaning that the executive will be entitled to such benefits following a change-in-control even if such executive is not terminated. For purposes of these benefits, a change in control is deemed to occur, in general, if (a) a shareholder or group of shareholders acquire 20% or more of Lufkin Industries, Inc.’s common stock, or (b) 25% or more of the directors in office were not nominated for initial election to the Board of Directors by directors who were in office at the time of their nomination. The foregoing descriptions of the severance agreements do not purport to be complete and are qualified in their entirety by reference to those agreements, which are filed as exhibits to this report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit 99.1	Press Release, dated May 5, 2011, issued by Lufkin Industries, Inc.

	Exhibit 10.1	Severance Agreement, dated as of May 9, 2011, between Lufkin Industries, Inc. and Alejandro “Alex” Cestero.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 LUFKIN INDUSTRIES, INC.

 By:         /s/   Christopher L. Boone
 C.L. Boone
 Vice President/Treasurer/Chief Financial Officer
 (Principal Financial and Accounting Officer)

Date:       May 9, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 5, 2011, issued by Lufkin Industries, Inc.

10.1	Severance Agreement, dated as of May 9, 2011, between Lufkin Industries, Inc. and Alejandro “Alex” Cestero.